                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               AHL Services, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                           (AHL SERVICES, INC. LOGO)

                                 March 31, 2000

Dear Shareholder:

     You are cordially invited to attend the 2000 Annual Meeting of Shareholders of AHL Services, Inc. to be held on May 9, 2000 at the JW Marriott, 3300 Lenox Road, N.E., Atlanta, Georgia 30326. The meeting will begin promptly at 9:00 a.m., local time, and we hope that it will be possible for you to attend.

     The items of business are listed in the following Notice of Annual Meeting and are more fully addressed in the Proxy Statement provided herewith.

     Please date, sign, and return your proxy card in the enclosed envelope at your convenience to assure that your shares will be represented and voted at the Annual Meeting even if you cannot attend. If you attend the Annual Meeting, you may vote your shares in person even though you have previously signed and returned your proxy.

     On behalf of your Board of Directors, thank you for your continued support and interest in AHL Services, Inc.

                                           Sincerely,

                                           /S/ FRANK A. ARGENBRIGHT, JR.
                                           Frank A. Argenbright, Jr.
                                           Chairman of the Board and
                                           Co-Chief Executive Officer

                           (AHL SERVICES, INC. LOGO)

                               AHL SERVICES, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             TO BE HELD MAY 9, 2000

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of AHL Services, Inc. will be held at the JW Marriott, 3300 Lenox Road, N.E., Atlanta, Georgia 30326, on May 9, 2000 at 9:00 a.m., local time, for the following purposes:

          (1) To elect a director to serve until the 2003 Annual Meeting of Shareholders;

          (2) To ratify the appointment of Arthur Andersen LLP as independent public accountants; and

          (3) To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only the holders of record of common stock of AHL Services, Inc. at the close of business on March 17, 2000 are entitled to notice of and to vote at the Annual Meeting of Shareholders and any adjournment thereof. A list of shareholders as of the close of business on March 17, 2000 will be available at the Annual Meeting of Shareholders for examination by any shareholder, his or her agent, or his or her attorney.

     Your attention is directed to the Proxy Statement provided with this Notice.

                                          By Order of the Board of Directors,

                                          /S/ DAVID L. GAMSEY
                                          David L. Gamsey
                                          Chief Financial Officer
                                          and Secretary
Atlanta, Georgia
March 31, 2000

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH DOES NOT REQUIRE ANY POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING, YOU MAY REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON.

                               AHL SERVICES, INC.
                           3353 PEACHTREE ROAD, N.E.
                             ATLANTA, GEORGIA 30326

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 9, 2000

     The 2000 Annual Meeting of Shareholders of AHL Services, Inc. will be held on May 9, 2000, at the JW Marriott, 3300 Lenox Road, N.E., Atlanta, Georgia 30326, beginning promptly at 9:00 a.m. local time. The enclosed form of proxy is solicited by our board of directors. It is anticipated that this Proxy Statement and the accompanying proxy will first be mailed to holders of our common stock on or about March 31, 2000.

                               ABOUT THE MEETING

WHY AM I RECEIVING THIS PROXY STATEMENT AND PROXY CARD?

     You are receiving a Proxy Statement and proxy card because you own shares of common stock in AHL Services, Inc. This Proxy Statement describes issues on which we would like you, as a shareholder, to vote. It also gives you information on these issues so that you can make an informed decision.

     When you sign the proxy card, you appoint David L. Gamsey and Edwin R. Mellett as your representatives at the meeting. Mr. Gamsey and Mr. Mellett will vote your shares, as you have instructed them on the proxy card, at the meeting. This way, your shares will be voted whether or not you attend the annual meeting. Even if you plan to attend the meeting, it is a good idea to complete, sign and return your proxy card in advance of the meeting in case your plans change.

     If an issue comes up for vote at the meeting that is not on the proxy card, Mr. Gamsey and Mr. Mellett will vote your shares, under your proxy, in accordance with their best judgment.

WHAT AM I VOTING ON?

     You are being asked to vote on (1) the election of one director and (2) the ratification of the appointment of Arthur Andersen LLP as our independent public accountants. No cumulative voting rights are authorized and dissenters' rights are not applicable to these matters.

WHO IS ENTITLED TO VOTE?

     Shareholders as of the close of business on March 17, 2000. This is referred to as the "Record Date". Each share of common stock is entitled to one vote.

HOW DO I VOTE?

     You may vote by mail. You do this by signing your proxy card and mailing it in the enclosed, prepaid and addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct. If you return a signed card but do not provide voting instructions, your shares will be voted for the named nominee and for the ratification of the appointment of the independent public accountants.

     You may vote in person at the meeting. Written ballots will be passed out to anyone who wants to vote at the meeting. If you hold your shares in "street name" (through a broker or other nominee), you must request a legal proxy from your stockbroker in order to vote at the meeting.

HOW MANY VOTES DO YOU NEED TO HOLD THE MEETING?

     Shares are counted as present at the meeting if the shareholder either is present and votes in person at the meeting or has properly submitted a proxy card.

     As of March 17, 2000, 16,474,292 shares of our common stock were issued and outstanding. A majority of our outstanding shares as of the Record Date, equal to 8,237,147 shares, must be present at the meeting either in person or by proxy in order to hold the meeting and conduct business. This is called a quorum.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

     It means that you have multiple accounts at the transfer agent and/or with brokers. Please sign and return all proxy cards to ensure that all your shares are voted. You may wish to consolidate as many of your transfer agent or brokerage accounts as possible under the same name and address for better customer service.

WHAT IF I CHANGE MY MIND AFTER I RETURN MY PROXY?

     You may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by:

     - sending written notice to our Corporate Secretary at 3353 Peachtree Road, N.E., Suite 1120, Atlanta, Georgia 30326;
     - signing another proxy with a later date; or
     - voting again at the meeting.

WILL MY SHARES BE VOTED IF I DO NOT SIGN AND RETURN MY PROXY CARD?

     If your shares are held in street name, your brokerage firm may vote your shares under certain circumstances. These circumstances include certain "routine" matters, such as the election of directors. Therefore, if you do not vote your proxy, your brokerage firm may either vote your shares on routine matters, or leave your shares unvoted. When a brokerage firm votes its customers' unvoted shares on routine matters, these shares are counted for purposes of establishing a quorum to conduct business at the meeting.

     A brokerage firm cannot vote customers' shares on non-routine matters. Therefore, if your shares are held in street name and you do not vote your proxy, your shares will not be voted on non-routine matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such "broker non-votes" will, however, be counted in determining whether there is a quorum.

HOW MANY VOTES MUST THE NOMINEE FOR ELECTION OF DIRECTOR RECEIVE TO BE ELECTED?

     The nominee receiving the highest number of affirmative votes will be elected as a director. This number is called a plurality.

WHAT HAPPENS IF THE NOMINEE IS UNABLE TO STAND FOR RE-ELECTION?

     The board of directors may, by resolution, provide for a lesser number of directors or designate a substitute nominee. In the latter event, shares represented by proxies may be voted for a substitute nominee. Proxies cannot be voted for more than one nominee.

HOW MANY VOTES MUST THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT PUBLIC ACCOUNTANTS RECEIVE TO PASS?

     The ratification of the appointment of the independent public accountants must receive a greater number of votes cast in favor of the matter than the number of votes cast opposing the matter.

HOW MAY I VOTE?

     Election of Director. You may vote "FOR" or you may "WITHHOLD AUTHORITY" on voting for the nominee. A properly executed proxy marked "WITHHOLD AUTHORITY" will not be voted, although it will be counted for purposes of determining whether there is a quorum. If you just sign your proxy card with no further instructions, your shares will be counted as a vote "FOR" the nominee for director.

     Ratification of the Independent Public Accountants. You may vote "FOR" or you may "WITHHOLD AUTHORITY" on voting for the ratification of the appointment of the independent public accountants. A properly executed proxy marked "WITHHOLD AUTHORITY" will not be voted, although it will be counted for purposes of determining whether there is a quorum. If you just sign your proxy card with no further instructions, your shares will be counted as a vote "FOR" the ratification of the appointment of the independent public accountants.

IS MY VOTE CONFIDENTIAL?

     Yes. Only the inspector of elections, the Corporate Trust Group at First Union National Bank Shareholder Services, and certain employees will have access to your card. They will tabulate and certify the vote. All comments will remain confidential, unless you ask that your name be disclosed.

WHERE DO I FIND THE VOTING RESULTS OF THE MEETING?

     We will announce preliminary voting results at the meeting and will publish the final results in our quarterly report on Form 10-Q for the second quarter of 2000. The report is filed with the Securities and Exchange Commission, and you can get a copy by contacting our Corporate Secretary at (404) 267-2222, the Securities and Exchange Commission at (800) SEC-0330 for the location of the nearest public reference room, or through the SEC's EDGAR system at www.sec.gov.

                              ELECTION OF DIRECTOR

     Under our Articles of Incorporation and Bylaws, the board of directors determines the number of directors. Our Bylaws divide the board of directors into three classes with the directors in each class serving a term of three years.

     There is one director, Frank A. Argenbright, Jr., whose term expires at the annual meeting. Mr. Argenbright has been nominated to stand for re-election as a director at the annual meeting to serve until the 2003 annual shareholders' meeting. In addition to Mr. Argenbright, there are four other directors continuing to serve on the board, whose terms expire in 2001 and 2002.

     Except as otherwise provided herein, the proxy cannot be voted for the election of a person to fill a directorship for which no nominee is named in this Proxy Statement. The board of directors has no reason to believe that the nominee for the office of director will be unavailable for election as a director. However, if at the time of the annual meeting the nominee should be unable to serve or, for good cause, will not serve, the persons named in the proxy will vote as recommended by the board of directors to elect a substitute nominee recommended by the board of directors. In no event, however, can a proxy be voted to elect more than one director.

     The following list sets forth the incumbent directors and the name of the nominee for reelection to the board of directors to serve until the annual meeting of shareholders in 2003, or until his successor is duly elected and qualified. This list also contains, as to the nominees and incumbent directors, certain information that has been furnished by the respective individuals.

NOMINEE FOR ELECTION -- TERM EXPIRING 2003

     Frank A. Argenbright, Jr. founded AHL Services in 1979 and has been its Chairman since that time. He has been Co-Chief Executive Officer since 1994. From 1979 to 1994, he was Chief Executive Officer. Mr. Argenbright is 52 years old.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR FRANK A. ARGENBRIGHT, JR. TO HOLD OFFICE UNTIL THE ANNUAL MEETING OF SHAREHOLDERS IN 2003 OR UNTIL HIS SUCCESSOR IS ELECTED AND QUALIFIED.

INCUMBENT DIRECTORS -- TERM EXPIRING 2001

     Edwin R. Mellett has been Vice Chairman and Co-Chief Executive Officer of AHL Services since December 1994 and served on AHL Services' Advisory Board during 1994. From 1993 to 1994, he was a consultant and private investor. From 1984 to 1992, Mr. Mellett was Senior Vice President of The Coca-Cola Company, serving also as President of Coca-Cola Northern Europe from 1990 to 1992 and President of Coca-Cola USA from 1986 to 1988. From 1972 to 1984, Mr. Mellett was President of the Food Services Division of PepsiCo. Mr. Mellett is 61 years old.

     Hamish Leslie Melville has been a director of AHL Services since completion of our initial public offering in March 1997. Mr. Melville has been a Managing Director Senior Advisor of Credit Suisse First Boston (Europe) Ltd. since June 1998 and, prior thereto, was Chairman of Scottish Woodlands Limited from 1992 to June 1998. He was Chairman of Dunedin Fund Managers Limited from 1992 to 1995, Chairman of Capel Cure Myers Capital Management from 1988 to 1991 and Chief Executive of Enskilda Securities from 1982 to 1987. Mr. Melville is Chairman of Northern Recruitment Group PLC and a director of Fleming Mercantile Investment Trust PLC, Mithras Investment Trust Plc, Old Mutual South Africa Trust plc, Persimmon plc, and the Scottish Investment Trust PLC. Mr. Melville is 55 years old.

INCUMBENT DIRECTORS -- TERM EXPIRING 2002

     Edwin C. "Skip" Gage has been a director of AHL Services since July 1998. He served as President of AHL Services' Marketing Support Services division in a consultant capacity from July 1998 to November 1999. He has been Chairman and Chief Executive Officer of Gage Marketing Group, LLC since 1992. Prior thereto, Mr. Gage served in various capacities at Carlson Companies, Inc. from 1968 to 1992, most recently as President and Chief Executive Officer. Mr. Gage is a member of the board of directors of SuperValu Inc. Mr. Gage is 59 years old.

     Robert F. McCullough has been a director of AHL Services since completion of our initial public offering in March 1997. Mr. McCullough has been Chief Financial Officer and a member of the board of directors of AMVESCAP PLC (formerly AMVESCO PLC and INVESCO PLC) since April 1996. He was a partner of Arthur Andersen LLP from 1987 until March 1996. Mr. McCullough is 57 years old.

MEETINGS OF THE BOARD OF DIRECTORS

     During 1999, the board of directors held four regular meetings. All of the directors attended all of the board meetings and committee meetings (of committees on which they were a member) in 1999.

COMMITTEES OF THE BOARD OF DIRECTORS

     Audit Committee. The board of directors has established an Audit Committee that consists of Messrs. McCullough and Melville. Mr. McCullough is chairman of the Audit Committee. During 1999, the Audit Committee held two meetings. The Audit Committee is responsible for:

     - recommending to the board the firm to be employed as our independent public accountants;

     - meeting with our independent public accountants at least annually to review with the independent auditor our financial statements and internal accounting controls and review the plans and results of the audit engagement;

     - approving the professional services provided by the independent auditor;

     - reviewing the independence of the independent auditor;

     - considering the range of audit and non-audit fees; and

     - reviewing the adequacy of our internal accounting controls.

     Compensation Committee. The board of directors has established a Compensation Committee that consists of Messrs. McCullough and Melville. Mr. Melville is chairman of the Compensation Committee. During 1999, the Compensation Committee held three meetings. The Compensation Committee is responsible for:

     - reviewing, approving, recommending and reporting to the Co-Chief Executive Officers and the board of directors matters regarding the compensation of our Co-Chief Executive Officers and other key executives and compensation levels or plans affecting the compensation of our other employees; and

     - administering our 1997 Stock Incentive Plan.

     We do not have a nominating committee.

COMPENSATION OF DIRECTORS

     We pay our independent directors $10,000 annually plus $1,000 for each board meeting attended and $500 for each committee meeting attended. In addition, directors are reimbursed for expenses incurred in connection with attendance at board and committee meetings. On May 14, 1999, we granted to each independent director options to purchase 5,000 shares of common stock at an exercise price of $25.375 per share.

         RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     Arthur Andersen LLP has audited the accounts of AHL Services, Inc. and its subsidiaries for 1999 and has been appointed by the board of directors to continue in that capacity for our year ending December 31, 2000, subject to ratification by the shareholders at the annual meeting. Should this firm be unable to perform the requested services for any reason or not be ratified by the shareholders, the board of directors will appoint other independent public accountants to serve for the remainder of the year. A representative of Arthur Andersen LLP will be present at the annual meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT PUBLIC ACCOUNTANTS.

                      COMMON STOCK OWNERSHIP BY MANAGEMENT
                           AND PRINCIPAL SHAREHOLDERS

     The following table sets forth the beneficial ownership of shares of common stock as of March 1, 2000 for:

     - directors of AHL Services;

     - the Co-Chief Executive Officers and each of our four most highly compensated executive officers (collectively the "Named Executive Officers");

     - our directors and executive officers as a group; and

     - each person who is a shareholder holding more than a 5% interest in our common stock.

     Unless otherwise indicated, the business address of each person listed is: c/o AHL Services, Inc., Atlanta Financial Center, 3353 Peachtree Road, N.E., Atlanta, Georgia 30326.

                                                           NUMBER          OPTIONS
                                                         OF SHARES       EXERCISABLE   PERCENT OF
                                                        BENEFICIALLY       WITHIN      OUTSTANDING
NAME                                                      OWNED(1)       60 DAYS(2)     SHARES(3)
--------------------------------------------------------------------------------------------------
DIRECTORS AND EXECUTIVE OFFICERS:
Frank A. Argenbright, Jr..............................    7,898,938(4)      87,500        47.9%
Edwin R. Mellett......................................           --        480,000         2.9
Ronald F. Clarke......................................           --             --           *
Thomas J. Marano......................................           --        249,299         1.5
Ernest Patterson......................................           --         87,500           *
David L. Gamsey.......................................           --         78,251           *
Edwin C. "Skip" Gage..................................      216,742(5)          --         1.3
Robert F. McCullough..................................        1,000(6)       7,500           *
Hamish Leslie Melville................................       14,725          7,500           *
All executive officers & directors as a group (9
  persons)............................................    8,131,405        997,550        54.7
OTHER FIVE PERCENT SHAREHOLDERS:
Tapir Investments (Bahamas) Ltd.(7)...................    1,600,000             --         9.6
Brown Investment Advisory & Trust Company and its
  wholly owned subsidiary, Brown Advisory
  Incorporated(8).....................................      888,876             --         5.3

---------------

  * Less than 1.0%.
(1) Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. This table is based upon information supplied by executive officers, directors and principal shareholders, and Schedules 13D and 13G filed with the SEC.
(2) Represents shares that can be acquired through stock option exercises on or prior to May 1, 2000.
(3) Based on an aggregate of 16,674,292 shares of common stock issued and outstanding as of March 1, 2000. Assumes that all options beneficially owned by the person are exercised. The total number of shares outstanding used in calculating this percentage assumes that none of the options beneficially owned by other persons are exercised.
(4) Includes (a) 668,660 shares beneficially owned by Argenbright Partners, L.P., of which a limited liability company managed by Mr. Argenbright and his spouse is the general partner, (b) 193,000 shares owned by a charitable trust, of which Mr. Argenbright is sole trustee and (c) 532,500 shares owned by Mr. Argenbright's spouse.

(5) The shares are held by Gage Marketing Group, LLC, of which Mr. Gage is the Chairman and Chief Executive Officer. As such, Mr. Gage is deemed to have sole voting and investment power over the shares.
(6) The shares are owned by Mr. McCullough's spouse.
(7) The address of Tapir Investments (Bahamas) Ltd. is Sandringham House, 83 Shirley Street, P.O. Box N-3247, Nassau, New Providence, The Bahamas. This information is based on information set forth in a Schedule 13D dated April 2, 1999 that has been filed with the SEC.
(8) Brown Investment Advisory & Trust Company has sole voting and dispositive power over 364,601 shares. Brown Advisory Incorporated has sole voting and dispositive power over 499,525 shares. The address of the companies is 19 South Street, Baltimore, Maryland 21202. This information is based on information set forth in a Schedule 13G dated February 14, 2000 that has been filed with the SEC.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth, for the last three fiscal years, compensation information for our Named Executive Officers whose salary and bonus compensation for the year ended December 31, 1999 exceeded $100,000.

                                                                              LONG-TERM
                                                                             COMPENSATION
                                                 ANNUAL COMPENSATION            AWARDS
------------------------------------------------------------------------------------------------------------
                                                                              SECURITIES
                 NAME AND                                                     UNDERLYING       ALL OTHER
            PRINCIPAL POSITION              YEAR   SALARY ($)    BONUS ($)   OPTIONS (#)    COMPENSATION ($)
------------------------------------------------------------------------------------------------------------
Frank A. Argenbright, Jr. ................  1999    $     --(1)  $100,000      100,000           $   --
  Chairman and Co-Chief Executive Officer   1998     250,000           --       50,000               --
                                            1997     354,615           --      150,000            6,500(2)
Edwin R. Mellett..........................  1999     430,000      100,000      175,000               --
  Vice-Chairman and Co-Chief Executive      1998     350,000      175,000      300,000               --
  Officer                                   1997     217,307      200,000      157,500               --
Ronald F. Clarke(3).......................  1999     216,667      100,000      350,000               --
  President and Chief Operating Officer,    1998          --           --           --               --
  United States Outsourced Services         1997          --           --           --               --
Thomas J. Marano..........................  1999     350,000      125,000       70,000               --
  President and Chief Operating Officer,    1998     300,000      140,000       25,000               --
  Marketing Services                        1997     273,077      165,000       56,250               --
Ernest Patterson(4).......................  1999     350,000           --       70,000               --
  Chief Executive, European Operations      1998     300,000       75,000       50,000               --
                                            1997     162,900       82,000      150,000               --
David L. Gamsey...........................  1999     240,000       50,000       50,000               --
  Chief Financial Officer                   1998     200,000       85,000       25,000               --
                                            1997     169,038      100,000       52,500               --

---------------

(1) Mr. Argenbright believed that it was in the best interest of AHL Services' shareholders for him not to draw a salary in 1999. Effective January 1, 2000, Mr. Argenbright began to receive an annual salary of $350,000.
(2) Represents life insurance premiums paid by AHL Services.
(3) Joined AHL Services in May 1999
(4) Joined AHL Services in June 1997.

OPTION GRANTS TABLE

     The following table sets forth information regarding option grants during fiscal 1999 to each of the Named Executive Officers.

                                              INDIVIDUAL GRANTS                      POTENTIAL REALIZABLE
                              NUMBER OF     % OF TOTAL                                 VALUE OF ASSUMED
                              SECURITIES     OPTIONS                                 ANNUAL RATE OF STOCK
                              UNDERLYING    GRANTED TO    EXERCISE                    PRICE APPRECIATION
                               OPTIONS     EMPLOYEES IN   PRICE PER   EXPIRATION       FOR OPTION TERM
NAME                          GRANTED(1)   FISCAL 1999    SHARE(2)       DATE      5% ($)(2)     10% ($)(2)
-----------------------------------------------------------------------------------------------------------
Frank A. Argenbright, Jr....    75,000         5.6%       $25.3750     05/13/09    $1,196,963    $3,033,091
                                25,000          1.9        20.6875     10/28/09       325,283       842,264
Edwin R. Mellett............   150,000         11.3        25.3750     05/13/09     2,393,926     6,066,182
                                25,000          1.9        20.6875     10/28/09       325,283       842,264
Ronald F. Clarke............   250,000         18.8        30.4375     05/03/09     4,785,888    12,127,384
                               100,000          7.5        20.6875     10/28/09     1,301,133     3,297,055
Thomas J. Marano............    50,000          3.8        25.3750     05/13/09       797,975     2,022,061
                                20,000          1.5        20.6875     10/28/09       260,226       659,411
Ernest Patterson............    50,000          3.8        25.3750     05/13/09       797,975     2,022,061
                                20,000          1.5        20.6875     10/28/09       260,226       659,411
David L. Gamsey.............    35,000          2.6        25.3750     05/13/09       558,583     1,415,442
                                15,000          1.1        20.6875     10/28/09       195,170       494,558

---------------

(1) Options granted in 1999 were made under the 1997 Stock Incentive Plan. These options are:
     - granted at an exercise price equal to 100% of the fair market value of the common stock on the date of the grant;
     - expire ten years from the date of the grant, unless otherwise earlier terminated in certain events related to termination of employment; and
     - vest in 25% increments on the anniversary date of the grant, subject to the terms and conditions of the Plan.

(2) We are required by the Securities and Exchange Commission to use a 5% and 10% assumed rate of appreciation over the ten-year option term. This does not represent our estimate or projection of the future common stock price. If our common stock does not appreciate, the Named Executive Officers will receive no benefit from the options.

FISCAL YEAR-END OPTION VALUE

     The following table sets forth certain information with respect to option exercises during fiscal 1999 by the Named Executive Officers and the status of their options at December 31, 1999.

                                                                                                         VALUE OF
                                                                       NO. OF SECURITIES                UNEXERCISED
                                                                          UNDERLYING                   IN-THE-MONEY
                                                                          UNEXERCISED                     OPTIONS
                                   SHARES                              OPTIONS AT FISCAL            AT YEAR-END ($)(2)
                                 ACQUIRED ON         VALUE               YEAR-END (#)
NAME                            EXERCISED (#)   REALIZED ($)(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
---------------------------------------------------------------------------------------------------------------------------
Frank A. Argenbright, Jr. ....         --                --          87,500        193,750      $  225,000      $229,688
Edwin R. Mellett..............         --                --         480,000        475,000       4,389,951       229,688
Ronald A. Clarke..............         --                --              --        350,000              --        18,750
Thomas J. Marano..............      3,201          $ 58,817         248,049        168,750       2,432,689       676,875
Ernest Patterson..............         --                --          87,500        182,500         440,625       444,375
David L. Gamsey...............      6,499          $109,264          77,751        115,750         580,698       317,064

---------------

(1) This number is calculated by averaging the high and low market prices on the date of exercise to get the "average market price", subtracting the option exercise price from the average market price to get the "average value realized per share", and multiplying the average value realized per share by the number of options exercised. The amounts in this column may not represent amounts actually realized by the Named Executive Officers.
(2) This number is calculated by subtracting the option exercise price from the closing price of the common stock on December 31, 1999 ($20.875) to get the "average value per option", and multiplying the average value per option by the number of exercisable and unexercisable options. The amounts in this column may not represent amounts actually realized by the Named Executive Officers.

NONCOMPETITION AND EMPLOYMENT CONTRACTS

     We have entered into employment agreements with Messrs. Mellett, Marano and Gamsey. The agreement with Mr. Mellett expires on December 31, 2000, and the agreements with Messrs. Marano and Gamsey expire on December 31, 2002. Each agreement also may be terminated by us with or without cause or upon the employee's death or inability to perform his duties on account of a disability for a period of three months during any consecutive twelve-month period or by the employee. If any agreement is terminated by us prior to its expiration date, except for cause or upon the employee's death or disability, we must continue to pay the employee's base salary and bonus for one year (six months with respect to Mr. Gamsey) from the date of termination. The agreements provide for annual base salaries of $430,000, $350,000 and $240,000 for Messrs. Mellett, Marano and Gamsey, respectively, and for annual bonuses dependent upon our financial performance and achievement of personal objectives established for each employee by the board of directors.

     We also have employment agreements with Mr. Clarke and Mr. Patterson. Each agreement is indefinite in length but provides that in the event the employee is terminated by us without cause, the employee will be entitled to receive 12 months' salary. The agreements provide for an annual base salary of $350,000 for each of Messrs. Clarke and Patterson, and for an annual bonus of up to 50% of base salary, based upon our financial performance and achievement of personal objectives established for each employee by the board of directors. Mr. Clarke, who joined AHL Services in May 1999, was guaranteed a bonus of $100,000 for 1999. Mr. Clarke's agreement granted him options to purchase 250,000 shares of common stock in 1999 and grants him options to purchase 100,000 shares of common stock in each of 2000, 2001 and 2002, all exercisable 25% per year over four years, at exercise prices per share equal to the closing price of the common stock on the date of each such grant. Mr. Patterson's agreement granted him options to purchase 150,000 shares of common stock in 1997, exercisable 25% per year over four years, at an exercise price of $15.00 per share. As a condition to employment, each employee also agreed to one year noncompetition and nonsolicitation provisions.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee consists of Messrs. McCullough and Melville, our independent directors. Neither Mr. McCullough nor Mr. Melville has engaged in related party transactions with AHL Services.

                              CERTAIN TRANSACTIONS

     We have adopted a policy prohibiting loans, other than travel advances in the ordinary course of business, to our executive officers, directors and principal shareholders unless such loans first are approved by the Compensation Committee. Prior to approving any such loan, the Compensation Committee must determine that such loans are in our best interest. Any loans made will bear interest at a rate and be on such terms as determined by the Compensation Committee to be fair to AHL Services.

     From January 1, 1999 until September 24, 1999 we purchased uniforms for approximately $2.3 million from ASAP Uniform Company, Inc., a company that was 20% owned by AHL Services. On September 24, 1999, we sold our 20% interest in ASAP Uniform Company. During 1999, we purchased access control services for approximately $925,000 from Premium Services Management, Inc., a company that is 49% owned by AHL Services.

     We perform services for Gage Marketing Group, LLC ("GMG"). GMG is controlled by Mr. Gage, a member of our board of directors. We performed services for GMG's Sweepstakes Division in 1999, for which we recognized total revenues of $1.3 million. At December 31, 1999, approximately $306,000 was due to AHL Services from GMG's Sweepstakes Division. We provided the services of certain of our employees to GMG in connection with GMG's international operation, for which we were paid approximately $180,000 in 1999.

     Any future transactions between AHL Services and its officers, directors or principal shareholders will be approved by a majority of the disinterested members of the board of directors.

                        REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee is responsible for ensuring that a proper system of short and long-term compensation is in place to provide performance-oriented incentives to management. Its report on compensation is as follows:

     Each executive officer's compensation is determined annually by the Compensation Committee. Senior management makes recommendations to the Compensation Committee regarding each executive officer's compensation (except the Co-Chief Executive Officers' compensation), including recommendations for base salary for the succeeding year and discretionary cash bonuses and stock incentive awards.

     Our compensation philosophy is based on a pay for performance approach. The compensation program seeks to reward individual action that contributes to operating unit performance and performance. Our goal is to be competitive with the marketplace on a total compensation basis, including base salary and annual and long-term incentives.

     - Base Salary. Each executive officer's base salary is based upon the competitive market for the executive officer's services, including the executive's specific responsibilities, experience and overall performance. In keeping with our pay for performance approach, it is our objective to set the base salary at the market base salary level of our peers in the industry. Base salaries are adjusted annually. Changes in responsibilities are also taken into account in the review process.

     - Annual Incentive Compensation. We award discretionary year-end bonuses. These bonuses reflect the contribution of the individual as well as the performance of the operating unit and AHL Services as a whole. Ranges of potential bonuses and performance measures are established annually for each position.

       The performance measures applicable to a particular position vary according to the functions of the position. Performance measures considered by the Compensation Committee include obtaining certain profitability goals as well as each individual meeting personal objectives relative to operational enhancements.

     - Long-Term Incentive Compensation. We use long-term incentive compensation to compensate for achievement of performance measures which extend beyond one year, while at the same time aligning management's interests with that of the shareholders. The Compensation Committee believes that stock-based awards are most appropriate for long-term incentive compensation. In 1997, we adopted the 1997 Stock Incentive Plan. Under this Plan, stock options may be granted by the Compensation Committee. In May and October 1999, the Compensation Committee granted stock options to all of AHL Services' executive officers.

     Frank A. Argenbright, Jr. has been our Chairman and Chief Executive Officer since its founding in 1979 and Co-Chief Executive Officer since December 1994. He beneficially owns approximately 47.9% of our common stock. Edwin R. Mellett has been Vice Chairman and Co-Chief Executive Officer since December 1994 and beneficially owns approximately 2.9% of our common stock. The Compensation Committee believes that Messrs. Argenbright and Mellett are responsible for much of our success. Messrs. Argenbright and Mellett have hired and developed an outstanding management group and have furnished leadership in all areas of the business.

     In fiscal year 1999, Mr. Argenbright did not receive a base salary, but did receive an annual cash bonus. Mr. Argenbright believed that it was in the best interest of our shareholders for him not to draw a salary in 1999. Effective January 1, 2000, Mr. Argenbright began to receive an annual salary. In fiscal years 1998 and 1997, Mr. Argenbright received a base salary, but did not receive an annual cash bonus. In determining Mr. Mellett's bonus levels for 1999, the Compensation Committee considered his significant role in AHL Services' 1999 accomplishments, including the performance measures referred to above.

                                          COMPENSATION COMMITTEE

                                            Hamish Leslie Melville, Chairman
                                            Robert F. McCullough

March 31, 2000

     THE FOREGOING REPORT SHOULD NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (TOGETHER, THE "ACTS"), EXCEPT TO THE EXTENT THAT WE SPECIFICALLY INCORPORATE THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

                         STOCK PRICE PERFORMANCE GRAPH

     The following stock price performance graph compares the performance of our common stock to The Nasdaq Stock Market and the index of Nasdaq Non-Financial Stocks. The stock price performance graph assumes an investment of $100 in our common stock on March 27, 1997 and an investment of $100 in the two indexes on March 31, 1997 and further assumes the reinvestment of all dividends. The difference in the initial start date is due to the fact that our common stock did not start trading publicly until March 27, 1997. We believe that the net effect of this difference in start dates will not have a material effect on the performance graph. Stock price performance, presented for the period from March 31, 1997 through December 31, 1999, is not necessarily indicative of future results.

                              (PERFORMANCE GRAPH)

     THE STOCK PRICE PERFORMANCE GRAPH SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE ACTS EXCEPT TO THE EXTENT THAT WE SPECIFICALLY INCORPORATE THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACT.

                                 OTHER MATTERS

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors and persons who beneficially own more than ten percent of our common stock to file with the Securities and Exchange Commission certain reports, and to furnish copies thereof to us, with respect to each such person's beneficial ownership of our equity securities. Based solely upon a review of the copies of such reports furnished to us and certain representations of such persons, we believe that all filings were timely, except that Mr. Clarke filed the information required on Form 3 with respect to his initial beneficial ownership of common stock approximately nine months late.

ANNUAL REPORT TO SHAREHOLDERS

     The Annual Report of AHL Services for the year ended December 31, 1999, including audited financial statements, accompanies this Proxy Statement. The Annual Report does not form any part of the material for the solicitation of proxies.

ANNUAL REPORT ON FORM 10-K

     WE WILL PROVIDE WITHOUT CHARGE, AT THE WRITTEN REQUEST OF ANY HOLDER OF OUR COMMON STOCK OF RECORD AS OF THE CLOSE OF BUSINESS ON MARCH 17, 2000, A COPY OF OUR ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, EXCEPT EXHIBITS THERETO. We will provide copies of the exhibits, should they be requested by eligible shareholders, and we may impose a reasonable fee for providing such exhibits. Request for copies of our Annual Report on Form 10-K should be mailed to:

                               AHL Services, Inc.
                            3353 Peachtree Road, NE
                             Atlanta, Georgia 30326
                         Attention: Corporate Secretary

SHAREHOLDER PROPOSALS

     Any shareholder proposals intended to be presented at our 2001 Annual Meeting of Shareholders and eligible for inclusion in the Proxy Statement and form of proxy to be distributed by the board of directors in connection with such meeting must be submitted to us in writing on or before December 1, 2001. Any shareholder proposals intended to be presented from the floor at our 2001 Annual Meeting of Shareholders must be submitted to us in writing on or before February 15, 2001 or the persons appointed as proxies may exercise their discretionary voting authority with respect to the shareholder proposal.

OTHER MATTERS

     The board of directors knows of no other matters to be brought before the annual meeting.

EXPENSES OF SOLICITATION

     The cost of solicitation of proxies will be borne by AHL Services. In an effort to have as large a representation at the meeting as possible, special solicitation of proxies may, in certain instances, be made personally or by telephone, telegraph or mail by one or more of our employees. We also will reimburse brokers, banks, nominees and other fiduciaries for postage and reasonable clerical expenses of forwarding the proxy material to their principals who are beneficial owners of our common stock.

                                          By Order of the Board of Directors,

                                          /s/ DAVID L. GAMSEY
                                          David L. Gamsey
                                          Secretary

Atlanta, Georgia
March 31, 2000

                               AHL SERVICES, INC.

                                     PROXY

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
             FOR THE ANNUAL MEETING OF SHAREHOLDERS ON MAY 9, 2000

    The undersigned hereby appoints David L. Gamsey and Edwin R. Mellett and each of them, proxies, with full power of substitution and resubstitution, for and in the name of the undersigned, to vote all shares of common stock of AHL Services, Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders or any adjournment of the meeting. The Annual Meeting will be held on Tuesday, May 9, 2000, at 9:00 A.M., local time, at the JW Marriott, 3300 Lenox Road, N.E., Atlanta, Georgia 30326.

    This appointment relates to the matters described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement upon any of the business that may properly come before the meeting or adjournment of the meeting. By signing this Proxy, the undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement.

    The proxies are directed to vote on the matters described in the Notice of Annual Meeting of Shareholders and Proxy Statement as follows, and otherwise in their discretion upon such other business as may properly come before the meeting or any adjournment of the meeting.

1.  To elect one (1) director to serve until the 2003 Annual Meeting of
    Shareholders:

    [ ] FOR the nominee listed                            [ ] WITHHOLD AUTHORITY to vote for the nominee listed
                               To serve until the 2003 Annual Meeting of Shareholders:
                                              Frank A. Argenbright, Jr.

2. To ratify appointment of Arthur Andersen LLP as our independent public accountants:

    [ ] FOR the ratification of Arthur Andersen LLP       [ ] WITHHOLD AUTHORITY to vote for ratification of the
                                                              appointment of Arthur Andersen LLP

                 (Continued and to be signed on the other side)

                          (Continued from other side)
    THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS INDICATED, THE PROXY WILL BE VOTED FOR THE ABOVE-STATED PROPOSALS.

                                                Date:

                                               --------------------------------,
                                                2000

                                                --------------------------------

                                                Please sign exactly as your name
                                                or names appear hereon. For more
                                                than one owner as shown above,
                                                each should sign. When signing
                                                in a fiduciary or representative
                                                capacity, please give full
                                                title. If this proxy is
                                                submitted by a corporation, it
                                                should be executed in the full
                                                corporate name by a duly
                                                authorized officer; if a
                                                partnership, please sign in
                                                partnership name by authorized
                                                person.

PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ON MAY 9, 2000. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.